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                                                                     EXHIBIT 5.1


                                                  NEW YORK
                                                  PARIS
                                                  WASHINGTON
COUDERT BROTHERS                                  LONDON
ATTORNEYS AT LAW                                  BRUSSELS
                                                  HONG KONG
1114 AVENUE OF THE AMERICAS                       SINGAPORE
NEW YORK, N.Y. 10036-7703                         SAN FRANCISCO
TEL: 212 626-4400  FAX: 212 626-4120              BEIJING
                                                  SYDNEY
                                                  LOS ANGELES
                                                  SAN JOSE
                                                  TOKYO
                                                  MOSCOW
October 31, 1996                                  BANGKOK
                                                  JAKARTA
                                                  HO CHI MINH CITY
                                                  HANOI
                                                  BERLIN
                                                  DENVER
                                                  MEXICO CITY
                                                  ASSOCIATED OFFICE
                                                  RIOS FERRER Y RIVERA, S.C.



DePuy, Inc.
700 Orthopaedic Drive
Warsaw, Indiana  46581

Gentlemen:

     We are rendering our opinion with respect to the legality of the 9,485,069 shares of Common Stock, par value $.01 per share (the "Shares"), of DePuy, Inc., a Delaware corporation (the "Company"), issuable pursuant to the DePuy, Inc. 1996 Equity Incentive Plan (the "Plan"), which shares are being registered under the Securities Act of 1933, as amended, on the Company's Registration Statement on Form S-8 dated October 31, 1996 (the "Registration Statement").

     As counsel to the Company, we are familiar with the corporate proceedings of the Company relating to the authorization for issuance of the Shares, and have examined such instruments, documents, records and certificates, and we have made such other inquiries and investigations of fact, as we have deemed necessary for purposes of the opinions herein expressed.

     Based on the foregoing, and having regard for such other legal and factual considerations we deem relevant, we are of the opinion that the Shares, when sold at or above par value and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,


                                                    /s/ COUDERT BROTHERS